Exhibit 10.12

Horn & Co. Draft May 22, 2018

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”) is made and entered into as of May 1, 2018, by and between INX Ltd., a company registered under the laws of Gibraltar with its address at 57/63 Line Wall Road, Gibraltar (the “Company”) and Shiran Communications Ltd., a company registered under the laws of the State of Israel, with an address at 2 Rechaveam Zeevi St., Givat-Shmuel 54017, Israel (the “Consultant”).

1. APPOINTMENT

1.1 The Company hereby retains the Consultant’s services in providing project design and planning services reporting to the Board of Directors of the Company (the “Services”) as set forth in Annex A to this Agreement (the “Purchase Order”). The Services shall personally and exclusively be rendered by Ms. Maia Naor (“Maia”).

1.2 The Consultant undertakes to perform the Services diligently and conscientiously and to use its best efforts in the performance thereof.

1.3 The Consultant represents and warrants to the Company that Maia has sufficient experience, knowledge and ability to render the Services. The Consultant further represents and warrants to the Company that neither it nor Maia will not make use of (i) any confidential or proprietary information belonging to any third party, or (ii) any information to which the Consultant is restricted from disclosing or using due to contractual undertakings (such as Non Disclosure Agreements) or by law, in the provision of the Services herein. The Consultant further represents and warrants that the execution and delivery of this Agreement and the fulfillment of the terms hereof will not constitute a default under or breach of any agreement and/or undertaking and/or other instrument to which it, or any of its employees or service providers is a party, including without limitation, any confidentiality or non competition agreement, and do not require the consent of any person or entity which has not been obtained by the Consultant.

1.4 The parties agree that the Consultant shall be an independent contractor of the Company and in no event shall an employer-employee relationship be established between the parties under this Agreement. The Consultant acknowledges that it shall not represent itself as an agent of the Company, except to the extent expressly authorized by the Company’s Board of Directors and the parties agree that in no event shall a principal-agent relationship be established between the parties under this Agreement or between the Consultant and the Company.

2. COMPENSATION

2.1 In consideration for the Services, the Consultant shall be granted a consulting fee per each Purchase Order as shall be agreed and set forth in the respective Purchase Order (the “Consulting Fee”).

The Consulting Fee shall be paid in accordance with the Purchase Order upon receipt of an invoice from the Consultant.

2.2 The Company will reimburse the Consultant for out-of-pocket business expenses, reasonably and necessarily incurred by it relating to the provision of the Services, only if approved in advance by the Company. Reimbursement as aforementioned shall be paid within 30 days of receipt by the Company of an invoice and expense report (including receipts) by the Consultant.

2.3 The Consultant shall coordinate the performance of the Services with the Company on a daily basis and shall provide to the Company, at the end of each month, a report setting forth its activities and achievements during the previous month.

2.4 The Consultant shall not be entitled to receive any other compensation or payment from the Company other than as expressly stated in this section.

3. TERM; TERMINATION

3.1 This Agreement shall commence on May 1, 2018 and shall be in effect until terminated by either Consultant or Company upon 30 days written notice, provided however that the Parties may not terminate this Agreement prior to the completion of all outstanding Purchase Orders.

3.2 Notwithstanding the above, the Company shall be entitled to cancel any Purchase Order (whether in connection to the termination of the Agreement or otherwise) prior to the completion thereof in the event that the Consultant does not perform in a timely and professional manner its obligations under the Agreement and the Purchase Order. Upon such cancellation, Consultant shall provide the Company with any deliverables or parts thereof, and the Company shall pay the Consultant for hours and services actually extended to the Company pursuant to the respective Purchase Order.

3.3 Upon termination hereof, the Consultant shall return immediately to the Company all materials and Proprietary Information provided to it with respect to the Services.

4. CONFIDENTIALITY

While serving as a Consultant to the Company, the Consultant may obtain knowledge or private information belonging to, or possessed or used by, the Company and its business. This knowledge or information may include, but is not limited to, knowledge or information in the form of proprietary, confidential or trade secret processes, lists, plans, materials, formulas, and the like relating to the Company’s business, products, customers and other activities (the “Proprietary Information”). Consultant agrees to treat such knowledge or information as confidential. Consultant agrees that it will not, without the prior written consent of the Company, at any time during the term of this Agreement or thereafter, directly or indirectly reveal, furnish or make known to any person, or use for Consultant’s benefit or the benefit of others, any Proprietary Information of the Company, disclosed to, learned of, developed, or otherwise acquired by Consultant while performing the Services for the Company. The Consultant undertakes that the Confidential Information will be disclosed only to its employees and service providers who have a “need to know” such information in order to enable such party to fulfill its obligations under this Agreement and are legally bound by agreements which impose obligations comparable to those set forth in this Agreement including without limitations the obligations under Sections 4 and 5 herein. Notwithstanding the foregoing, Consultant shall not be obligated to maintain the confidentiality of the Proprietary Information which: (i) is or becomes a matter of public knowledge through no fault of Consultant; (ii) is authorized, in writing, by the Company for release; (iii) was lawfully in the Consultant’s possession before receipt from the Company, as evidenced by the Consultant through written documentation; or (iv) is lawfully received by the Consultant from a third party without a duty of confidentiality. Consultant shall protect the Proprietary Information by using the same degree of care, but no less than a reasonable degree of care, typically afforded to such confidential information. No license under any trademark, patent, copyright or other intellectual property right is either granted or implied by the disclosing of Proprietary Information by the Company to Consultant.

5. OWNERSHIP OF WORK PRODUCT

Consultant agrees that all inventions, data, works, discoveries, designs, technology and improvements (whether or not protectable by a patent or a copyright) (“Inventions”) related to the business of the Company, which are conceived of, made, reduced to practice, created, written, designed or developed, authored or made by Consultant, alone or in combination with others, which (i) are created or generated during the performance of the Services, (ii) which arise under or relate to this Agreement or the Services (whether performed by the Consultant or by the Company using Consultant’s facilities), or (iii) which result from the Proprietary Information, shall be the sole and exclusive property of the Company. The Inventions are to be promptly reported to the Company but otherwise maintained in confidence by Consultant. All works authored by the Consultant under this Agreement shall be deemed “works made for hire”. Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, and appoints any officer of the Company as its duly authorized agent to execute, file, prosecute and protect the same before any government agency, court or authority. Consultant agrees to cooperate fully with the Company and its nominees to obtain patents or register copyrights or trademarks in any and all countries for these Inventions, and to execute all papers for use in applying for and obtaining such protection thereon as the Company may desire, together with assignments thereof to confirm the Company’s ownership thereof, all at the Company’s expense. The Company will bare the abovementioned Consulting Fee for time invested by the Consultant in this matter.

7. NOTICES

All notices and other communications required or permitted to be given or sent hereunder shall be given in writing and shall be deemed to have been sufficiently given or delivered for all purposes if mailed by registered mail, sent by fax or delivered by hand to the respective addresses set forth above until otherwise directed. All notices shall be deemed to have been received: (i) within three (3) business days following the date upon which it was deposit for registered mail; (ii) within one (1) business day after it was transmitted by fax and confirmation of transmission has been obtained; and (iii) if delivered by hand or sent by email, it shall be deemed to have been received at the time of actual receipt.

8. GOVERNING LAW; RESOLUTION OF DISPUTES.

8.1 This Agreement shall be exclusively governed by and construed in accordance with the laws of Gibraltar.

8.2 In the event of a dispute between the Consultant and the Company arising out of, or relating to this Agreement, its interpretation or performance hereunder, the parties shall exert their best efforts to resolve the dispute amicably through negotiations. If such dispute can not be resolved amicably after good faith attempts to do so, such disputes shall be resolved exclusively in the competent court in Gibraltar.

9. ENTIRE AGREEMENT; BINDING EFFECT

This Agreement comprises the entire understanding of the parties hereto and as such supersedes any oral or written agreement previously executed by Consultant and the Company. Consultant may not assign or transfer, in whole or in part, this Agreement, or any of the rights, privileges or obligations specified herein. The Company may freely assign or transfer this Agreement, or any of the rights, privileges or obligations specified herein. Sections 4 and 5 shall survive termination hereunder for any reason whatsoever.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-mentioned.

INX LTD.		SHIRAN COMMUNICATIONS LTD.

BY:	/s/ JAMES CROSSLEY	BY:
	(SIGNATURE)	(SIGNATURE)

JAMES CROSSLEY, DIRECTOR		NAME:

Acknowledgment by Maia:

The undersigned, Maia Naor, hereby agrees to comply with all the provisions of this Agreement and to perform all obligation and undertakings on behalf of the Consultant.

/s/ Maia Naor
Maia Naor

Annex A

For

INX Ltd.

Purchase Order #1

Subject to the terms and condition of a Service Agreement date May 1, 2018, between INX Ltd, the (“Company”) and Shiran Communication Ltd. (“Consultant”) the “Agreement” the Company hereby orders from the Consultant the following Service in consideration for the following Consultant Fee:

Scope of Work

Task/Deliverables	Specifications	Project Term	Consultant Fee

Project design and planning	As shall be instructed by the Board of Directors of the Company.	May 1, 2018 December 31, 2018 the “Project Term”	US$94,000 to paid in 8 equal installments each within 10 days as of the beginning of each calendar month within the Project Learn.

INX LTD.		SHIRAN COMMUNICATIONS LTD.

BY:	/s/ JAMES CROSSLEY	BY:
	(SIGNATURE)	(SIGNATURE)

JAMES CROSSLEY, DIRECTOR		NAME:

A-1

confidential
Dan Woodard
McDermott Will & Emery LLP
Mar 05, 2019 21:26

Annex A (#2)

Purchase Order #2 under the Agreement

Subject to the terms and conditions of Service Agreement dated May 1, 2018, between INX Limited (the “Company”) and Shiran Communications Ltd. (“Consultant”) (the “Agreement”), the Company hereby orders from the Consultant the following Services in consideration for the following Consultant Fee:

Scope of Work

Task/Services	Specifications	Project Term	Consultant Fee

Project design and planning.	As shall be instructed by the Board of Directors of the Company.	January 1, 2019 - June 30, 2019 (the “Project Term”).	A monthly fee of US$ 11.750 (plus VAT, to the extent applicable) will be paid to the Consultant within 10 days as of the beginning of each calendar month within the Project Term.

confidential
Dan Woodard
McDermott Will & Emery LLP
Mar 05, 2019 21:26

A-2